Exhibit 99.6

Execution Version

AMENDMENT NO. 1
TO
CREDIT FACILITY AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of June 30, 2008, by and among (1) K-SEA OPERATING PARTNERSHIP L.P., as borrower (the “Borrower”), (2) the banks and financial institutions listed on Schedule 1 to the Loan Agreement (defined below)(together with any bank or financial institution which becomes a Lender pursuant to Section 10 thereof, the “Lenders”), and (3) DnB NOR Bank ASA, as mandated lead arranger, bookrunner, administrative agent for the Lenders, and as security trustee for the Lenders (“DnB NOR”).

RECITALS

A.            The Borrower, the Lenders and DnB NOR are parties to a credit facility agreement dated as of June 4, 2008 (the “Loan Agreement”) in accordance with the terms of which the Lenders agreed to provide the Borrower a secured term loan credit facility subject to a maximum aggregate amount of Fifty Seven Million Six Hundred Thousand United States Dollars ($57,600,000).

B.            The Borrower has requested and the Lenders have agreed to make certain amendments respecting the Loan Agreement, as contemplated by that certain side letter dated June 4, 2008 among the parties.

C.            The parties are willing to agree to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.

D.            Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

Accordingly, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.             AMENDMENT TO LOAN AGREEMENT.

(a)           Amendment to Definition. Change of Control. Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Change of Control” in its entirety and substituting the following therefor:

“Change of Control” means the occurrence of any of the following events: (a) Continuing Directors cease for any reason to constitute, collectively, a majority of the members of the board of directors of K-Sea General Partner GP LLC; (b) any person or group of persons (within the meaning of Rule 13d-3 under the Exchange Act), other than (i) Jefferies Capital Partners or its Affiliates and (ii) K-Sea GP Holdings LP, from and after the date of its initial public offering, becomes the beneficial owner of 50% or more of the equity securities of K-Sea General Partner GP LLC; (c) from and after the date of the initial public offering of K-Sea GP Holdings LP, any person or group of persons (within the meaning of Rule 13d-3 under the Exchange Act) other than Jefferies Capital Partners and its Affiliates becomes the beneficial owner of 66-2/3% or more of the equity securities of K-Sea GP Holdings LP; (d) any person or group of persons (within the meaning of Rule 13d-3 of the Exchange Act) other than any director or officer of K-Sea GP LLC or its Affiliates becomes the beneficial owner of 50% or more of the equity securities of K-Sea GP LLC; (e) the adoption of a plan relating to the liquidation or dissolution of any of (i) the Borrower, (ii) the Parent Guarantor or (iii) K-Sea General Partner GP LLC, unless, in the case of K-Sea General Partner GP LLC, K-Sea General Partner GP LLC is replaced by a person reasonably acceptable to the Lenders; or (f) the Parent Guarantor shall cease to own, directly or indirectly, all of the equity interests of the Borrower. For purposes of this definition, “Continuing Directors” means any member of the board of directors of K-Sea General Partner GP LLC who (i) is a member of such board of directors as of June 30, 2008, or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

(b)           General. All references to “this Agreement” in the Loan Agreement and to “the Loan Agreement” in the other Transaction Documents shall be deemed to refer to the Loan Agreement as amended hereby.

2.             EFFECTIVE DATE. This Amendment shall be effective on June 30, 2008, (the “Effective Date”).

3.             EFFECT; NO WAIVER.

(a)           The Borrower hereby (i) reaffirms and admits the validity and enforceability of the Transaction Documents in effect as of the Effective Date, and all of its obligations thereunder and (ii) agrees and admits that it has no existing defenses to or offsets against any such obligation. Except as specifically set forth herein, the Loan Agreement and the Transaction Documents in effect as of the Effective Date, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any existing or future Default or Event of Default, whether known or unknown or any right, power or remedy of any of each of the Lenders and DnB NOR under the Loan Agreement or the respective Transaction Documents in effect as of the Effective Date, nor constitute a waiver of any provision of the Loan Agreement or the respective Transaction Documents in effect as of the Effective Date, except as specifically set forth herein.

(b)           The Borrower hereby (i) reaffirms all of its agreements and obligations under the Transaction Documents in effect as of the Effective Date to which it is a party, (ii) reaffirms that all Obligations applicable to it under or in connection with the Loan Agreement as amended hereby are “Obligations” as that term is defined in the Transaction Documents and (iii) reaffirms that all such Obligations continue to be secured by the respective Transaction Documents in effect as of the Effective Date, which remain in full force and effect and are hereby ratified and confirmed.

4.             FEES AND EXPENSES. The Borrower shall pay promptly to the Lenders all costs and expenses (including reasonable legal fees) of the Lenders in connection with the preparation and execution of this Amendment and any other document prepared and executed in connection herewith.

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5.             NO OTHER AMENDMENT. Except as modified hereby, all terms and conditions of the Loan Agreement shall remain in full force and effect and the Loan Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

6.             OTHER DOCUMENTS. By the execution and delivery of this Amendment, each of the parties hereby consents and agrees that all references in the other Transaction Documents shall be deemed to refer to the Loan Agreement as amended and supplemented by this Amendment

7.             ACKNOWLEDGMENT AND AGREEMENT. By their respective signatures hereto, each of K-Sea Transportation Partners L.P., as the Parent Guarantor and K-Sea Transportation LLC, as the Shipowner Guarantor, respectively, acknowledge and agree to the terms of this Amendment as of the Effective Date.

8.             MISCELLANEOUS.

(a)           THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND DECISIONS OF THE STATE OF NEW YORK.

(b)         This Amendment shall be binding upon the Borrower, the Shipowner Guarantor, the Parent Guarantor, each of the Lenders and DnB NOR, and each of their respective successors and assigns, and shall inure to the benefit of the Borrower, the Shipowner Guarantor, the Parent Guarantor and each of the Lenders and DnB NOR, and each of their respective successors and assigns.

(c)          This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

K-SEA OPERATING PARTNERSHIP L.P., by its general partner K-SEA OLP, LP, LLC, as Borrower

By:	/s/ John J. Nicola
Name: John J. Nicola
Title: Chief Financial Officer

K-SEA TRANSPORTATION PARTNERS L.P., by its General Partner, K-Sea General Partner L.P., by its General Partner, K-Sea General Partner GP LLC, as Parent Guarantor

By:	/s/ John J. Nicola
Name:
Title:

K-SEA TRANSPORTATION LLC,
as Shipowner Guarantor

By:	/s/ John J. Nicola
Name:
Title:

DNB NOR BANK ASA,
as Administrative Agent and Security Trustee

By:	/s/ Nikolai A. Nachamkin
Name: NIKOLAI A. NACHAMKIN
Title: SENIOR VICE PRESIDENT

By:	/s/ Cathleen Buckley
Name: CATHLEEN BUCKLEY
Title: VICE PRESIDENT

DNB NOR BANK ASA,
as Lender

By:	/s/ Nikolai A. Nachamkin
Name: NIKOLAI A. NACHAMKIN
Title: SENIOR VICE PRESIDENT

By:	/s/ Cathleen Buckley
Name: CATHLEEN BUCKLEY
Title: VICE PRESIDENT